UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 7, 2014

GLOBAL HEALTHCARE REIT, INC.

 (Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       3050 Peachtree Road NW, Suite 355, Atlanta GA  30305

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (404) 549-4293

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01	ACQUISITION OF ASSETS

ACQUISITION OF SOUTHERN HILLS RETIREMENT CENTER

Effective February 7, 2014, the Company acquired the real property and improvements comprising a 100% interest in the Southern Hills Retirement Center, a skilled nursing facility located at 5170 S Vandalia, Tulsa, Oklahoma (“Southern Hills”).  To complete the acquisition, the Company formed and organized Southern Tulsa, LLC, a Georgia limited liability company, a new wholly-owned subsidiary of West Paces Ferry Healthcare REIT, Inc., which itself is a wholly-owned subsidiary of Global.

The Southern Hills facility comprises of a senior living campus of three buildings totaling 104,192 square feet sitting on a 4.36 acre parcel.  The Center offers 116 nursing beds, 84 independent living units, and 32 assisted living beds.

The purchase price for Southern Hills was $2.0 million, of which $1.5 million was provided by a senior mortgage with First Commercial Bank, with the balance of $500,000 provided by Global. Global also provided a guaranty of the loan from First Commercial Bank.

In the purchase of the property, Southern Tulsa, LLC acquired (i) the land on which the facility is located, (ii) all buildings and other structures situated on or appurtenant to the land, (iii) all appliances, furniture, fixtures and equipment, and (iv) all transferable intangible assets and property related to the facility.

As part of the purchase, Southern Tulsa, LLC assumed an operating lease with SH CCRC, LLC, a professional skilled nursing home operator (“Operator”). The Operator (i) owns the facility records, residential agreements, resident trust funds and inventory (ii) is the licensed operator of the facility, and (iii) operates the facility as a skilled nursing facility.  The operating lease will expire in June 2016.

Neither Southern Tulsa, LLC nor the Company (i) owns a direct equity interest in the skilled nursing facility business operated by the Operator, (ii) is subject to a beneficial participating or residual interest in such business, or (iii) is entitled to participate in, or otherwise influence, any decision related to such business, except for customary provisions under the Lease with regard to the use, regulatory compliance, maintenance, alteration and preservation of the real property and FF&E.

ITEM 9.01:       EXHIBITS

(a)

Financial Statements

None.  The Company has determined that the acquisition of the Southern Hills Retirement Center did not constitute the purchase of a “business” within the meaning of Rule 11-01(d) of Regulation S-X.

If the Company determines that financial statements of SH CCRC, LLC, the operating lessee, are required under the guidance of Financial Reporting Manual 2340,  such financial statements will be filed within 75 days of February 7, 2014 pursuant to Item 9.01(a)(4) of Form 8-K.

(b)

Pro Forma Financial Information

Pursuant to the provisions of Item 9.01(b)(2) of Form 8-K,  pro forma financial information giving effect to the purchase of the real property and improvements comprising the Southern Hills Retirement Center will be filed within 75 days of February 7, 2014.

(c)

Exhibits

Item	Title
10.1 10.2 10.3 10.4

Purchase and Sale Agreement with Nationwide Health Properties, LLC

Amendment No. 1 to Purchase and Sale Agreement with Nationwide Health Properties, LLC.

Amendment No. 2 to Purchase and Sale Agreement with Nationwide Health Properties, LLC

Amendment No. 3 to Purchase and Sale Agreement with Nationwide Health Properties, LLC

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: February 13, 2014	_/s/ Christopher Brogdon _________ Christopher Brogdon, President